                                  EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-129724, 333-123242, 333-117029, 333-88190,
333-88160, 333-88154, 333-88158, 333-87764, 333-73682, 333-67432, 333-61928,
333-40848, 333-40842, 333-66457, 333-66455, 333-66429) and Form S-3 (Nos.
333-109535, 333-105176, 333-102716, 333-102714, 333-98849, 333-88320, 333-87194,
333-82562, 333-70122, 333-68060, 333-68062, 333-56642, 333-42620) of Brooks
Automation, Inc. of our report dated December 12, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Boston, Massachusetts
December 12, 2005